Solutions that Protect and Promote the World’s Great Brands 2Q 2016 Earnings Webcast Exhibit 99.2

Revenue (US$ thousands)

Gross Margin (US$ thousands) 20.3% 22.3% 22.0%

Operating Income (US$ thousands) (1) Excludes Non GAAP adjustments to Operating Income , primarily $27 million of stock compensation expense recorded in Q2 FY 2016 related to the completion of the Company’s initial public offering. See details in the Appendix. 1.7% 8.5% 4.1% 5.4% 6.3% 9.0% 6.7% 5.3%

Net Income Attributable to MPS (US$ thousands) (1) Excludes Non GAAP adjustments to Net Income and their related tax effects , primarily $27 million of stock compensation expense recorded in Q2 FY 2016 related to the completion of the Company’s initial public offering. See details in the Appendix.

Basic and Diluted EPS (1) Excludes Non GAAP adjustments to Net Income and their related tax effects , primarily $27 million of stock compensation expense recorded in Q2 FY 2016 related to the completion of the Company’s initial public offering. See details in the Appendix.

Cash Provided by Operating Activities and Capital Expenditures (US$ thousands) 2.8% of Sales 3.0% of Sales

EBITDA and Adjusted EBITDA (US$ thousands) 11.7% 15.0% 14.4% 13.7% (1) Non GAAP Pro Forma EBITDA is including EBITDA for acquisitions prior to the date of acquisition. 13.3% 13.2%

Solutions that Protect and Promote the World’s Great Brands 2Q 2016 Earnings Webcast Appendix Depreciation and Amortization Non GAAP Adjusted EBITDA to Net Income Reconciliation Non GAAP Adjusted Income Reconciliation Non GAAP Pro Forma Sales Reconciliation Debt Summary

Depreciation and Amortization (US$ thousands)

Adjusted EBITDA Reconciliation

(Dollars in thousands)	2Q FY 2016	2Q FY 2015	YTD FY 2016	YTD FY 2015	Trailing 12 months Dec 2015
Net Income (loss)	$ (8,004)	$ (2,395)	$ 5,080	$ 4,893	$ 7,213
Depreciation and Amortization	32,727	32,533	66,038	65,580	132,161
Interest Expense	16,016	17,871	34,745	36,411	73,771
Income Taxes	(4,656)	(791)	575	2,903	(4,208)
EBITDA	36,083	47,218	106,438	109,787	208,937
Adjustments relating to operating income					
Transaction costs	2,064	3,463	2,414	4,184	11,860
Stock based and deferred compensation	27,232	455	26,960	886	31,796
Purchase accounting adjustments	292	377	623	853	2,864
Restructuring and severance costs	750	3,086	3,576	3,790	6,205
(Gain) Loss on sale of fixed assets	168	472	362	408	538
Other adjustments to operating income	(951)	1,144	(1,406)	649	(4,007)
Adjustments relating to operating income	29,555	8,997	32,529	10,770	49,256
Adjustments relating to non-operating income					
Foreign currency (gains) loss	473	222	3,340	(4,576)	(4,255)
Debt extinguishment costs	3,867	-	3,867	-	4,886
Other Adjustments to non-operating income	(572)	2,023	428	3,649	(914)
Adjustments relating to non-operating income	3,768	2,245	7,635	(927)	(283)
Total Adjustments	33,323	11,242	40,164	9,843	48,973
Adjusted EBITDA	69,406	58,460	146,602	119,630	257,910
Pre-acquisition adjusted EBITDA	-	4,559	-	13,810	1,323
Proforma Adjusted EBITDA	$ 69,406	$ 63,019	$ 146,602	$ 133,440	$ 259,233

Multi Packaging Solutions
Solutions that protect and promote the world's great brands
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Non GAAP Adjusted Operating Income (Dollars in thousands) 2Q FY 2016 2Q FY 2015 0 YTD FY 2016 YTD FY 2015 0 Operating Income 7,123 $ 16,461 $ 47,802 $ 42,664 $ Adjustments relating to operating income 29,555 8,997 32,529 10,770 Adjusted Operating Income 36,678 $ 25,458 $ 80,331 $ 53,434 $ Non GAAP Adjusted Net Income (Dollars in thousands) 2Q FY 2016 2Q FY 2015 0 YTD FY 2016 YTD FY 2015 0 Net Income (loss) (8,004) $ (2,395) $ 0 5,080 $ 4,893 $ 0 Adjustments relating to net income 33,323 11,242 0 40,164 9,843 0 Tax impact of adjusting items (6,515) (2,672) (8,258) (1,596) Adjusted Net Income (loss) 18,804 6,175 0 36,986 13,140 0 Less : net income attributable to noncontrolling interest (87) 37 (10) 318 18,891 $ 6,138 $ 36,996 $ 12,822 $ 0 Weighted average number of diluted shares outstanding 73,825,723 61,939,432 67,817,268 61,939,432 Adjusted net income per share 0.26 $ 0.10 $ 0.55 $ 0.21 $ Adjusted net income (loss) attributable to Multi Packaging Solutions International Limited Adjusted Operating and Adjusted Net Income Reconciliation * * * See related total reconciled on Adjusted EBITDA reconciliation

Pro Forma Sales Reconciliation

Debt Summary (as of December 31, 2015) Actual Cash Cash Net Net debt, net Obligations available Debt Discount of discount Revolver - $ - $ - $ - $ - $ Foreign Credit Lines 4,501,000 4,501,000 4,501,000 Long Term Debt (15,052,000) (15,052,000) First lien US$ tranche 468,226,000 468,226,000 468,226,000 First lien GBP tranche 150,374,000 150,374,000 150,374,000 First lien Euro tranche 148,548,000 148,548,000 148,548,000 Foreign notes payable 4,681,000 4,681,000 4,681,000 Capital Leases 1,610,000 1,610,000 1,610,000 Bonds payable 200,000,000 200,000,000 200,000,000 977,940,000 - 977,940,000 962,888,000 Cash - (59,045,000) (59,045,000) 0 (59,045,000) Total 977,940,000 $ (59,045,000) $ 918,895,000 $ (15,052,000) $ 903,843,000 $ (15,052,000)

Solutions that Protect and Promote the World’s Great Brands 2Q 2016 Earnings Webcast Thank you for your interest in Multi Packaging Solutions